Exhibit 10.22

CAPITAL CONTRIBUTION AGREEMENT

THIS CAPITAL CONTRIBUTION AGREEMENT (this “Agreement”) is made as of the 28th day of May, 2013, by and among TAGLICH PRIVATE EQUITY, LLC, a Delaware limited liability company (“Obligor”), LTN STAFFING, LLC, a Delaware limited liability company (“LTN Staffing”), BG STAFFING, LLC, a Delaware limited liability company (“BG Staffing”), BG PERSONNEL SERVICES, LP, a Texas limited partnership (“BG Personnel Services”), BG PERSONNEL, LP, a Texas limited partnership (“BG Personnel”), and B G STAFF SERVICES INC., a Texas corporation (“B G Staff Services”, and together with LTN Staffing, BG Staffing, BG Personnel Services and BG Personnel, collectively, “Borrowers” and each a “Borrower”), and FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation (together with its successors and assigns, hereinafter referred to as “Lender”).

WITNESSETH:

WHEREAS, Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of May 24, 2010, as amended from time to time (as restated, modified or supplemented and in effect from time to time, the “Loan Agreement”), pursuant to which Lender has made or may from time to time hereafter make loans and advances to or extend other financial accommodations to Borrowers;

WHEREAS, Obligor is the direct or indirect principal owner of Borrowers and has a direct and substantial financial interest in Borrowers, and thus is desirous of having Lender extend and/or continue the extension of credit to Borrowers;

WHEREAS, pursuant to that certain Sixth Amendment to Loan and Security Agreement and other Loan Documents dated as of December 3, 2012 by and among Borrowers and Lender, Obligor and Borrowers executed and delivered to Lender that certain Capital Contribution Agreement dated as of December 3, 2012 (as amended, restated, modified or supplemented and in effect from time to time, the “API Capital Contribution Agreement”) with respect to the API Earn Out Payments (as defined in the API Capital Contribution Agreement);

WHEREAS, Borrowers have requested that Lender further increase the amounts of credit it makes available to Borrowers and make certain other changes to the terms and conditions of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement);

WHEREAS, Lender is willing to accommodate such requests of Borrowers, on and subject to the terms and conditions of that certain Seventh Amendment to Loan and Security Agreement and Other Loan Documents dated as of the date hereof among Borrowers and Lender (the “Seventh Amendment”); and

WHEREAS, among other things, Obligor’s entering into this Agreement is a condition to Lender’s obligations under the Seventh Amendment and the other Loan Documents as amended thereby;

NOW, THEREFORE, in consideration of foregoing recitals, which are incorporated herein by this reference thereto, the mutual agreements contained herein, and other good and valuable consideration, Obligor, Borrowers and Lender agree as follows:

1.          Defined Terms. Terms that are capitalized but which are not defined herein and are defined in the Loan Agreement shall have the meanings ascribed to such terms in the Loan Agreement. In addition, the following terms shall have the meanings indicated:

“InStaff” shall mean, collectively, InStaff Holding Corporation, a Texas corporation, and InStaff Personnel, LLC, a Texas limited liability company.

“InStaff Earn Out Payments” shall mean those payments made or required to be made by LTN Staffing pursuant to Section 1.6 of the InStaff Purchase Agreement.

“InStaff Purchase Agreement” shall mean that certain Asset Purchase Agreement dated as of May 28, 2013 by and among LTN Staffing, InStaff, North Texas Opportunity Fund, Randy Burkhart, Beth Garvey, Arthur Hollingsworth and John Lewis.

“InStaff Purchase Transaction” shall mean the purchase by LTN Staffing of certain of the assets of and the assumption by LTN Staffing of certain liabilities of InStaff pursuant to the terms of the InStaff Purchase Agreement.

2.          Obligor’s Capital Contributions Obligations.

(a)          Borrowers have informed Lender that LTN Staffing intends to acquire substantially all of the assets and business of InStaff pursuant to the InStaff Purchase Transaction and Borrowers have requested that Lender consent to such actions. In connection with the InStaff Purchase Transaction, LTN Staffing will enter into the InStaff Purchase Agreement and become obligated to pay the InStaff Earn Out Payments, on and subject to the terms and conditions of the InStaff Purchase Agreement. Borrowers acknowledge, however, that the InStaff Earn Out Payments will not be subordinated to Borrowers’ Debt to Lender. Accordingly, Lender is only willing to consent to the InStaff Purchase Transaction on the condition that Borrowers agree that no InStaff Earn Out Payment shall be paid if, when such payment is due, an Event of Default then exists or would occur as a result of the payment thereof, except if such payment is funded by capital contributions from Obligor and/or arranged by Obligor to be contributed by other persons and entities.

(b)          Accordingly, and in consideration of Lender’s entering into the Seventh Amendment, Borrowers and Obligor hereby agree that, when any InStaff Earn Out payment shall become due, if there then exists an Event of Default under the Loan Agreement, or an Event of Default would occur as a result of the payment of such InStaff Earn Out Payment by LTN Staffing or any other Borrower, then, unless otherwise agreed by Borrowers and Lender, neither LTN Staffing nor any other Borrower shall make any such payment or payments unless (i) Borrowers and Obligor agree that such payments should be made, and then only if Obligor agrees to promptly facilitate the investment of additional capital into LTN Staffing in an amount equal to the amount of the InStaff Earn Out Payment which is due, and (ii) such amount of additional capital is actually received by LTN Staffing before or concurrently with making such payment.

(c)          LTN Staffing agrees that it will notify Lender and Obligor in writing, not less than ten (10) Business Days prior to the date upon which any InStaff Earn Out Payment is to become due, of the amount which is expected to be payable in respect thereof and the date upon which such payment is to be made. In addition, such notice shall state whether any Event of Default exists or is expected to occur as a result of making such payment. In the event that such notice states that an Event of Default then exists or is expected to arise as a result of such payment, then such notice shall also constitute a demand by LTN Staffing to Obligor for a contribution of the required amount of additional capital on or before the date specified as the date upon which payment of the applicable InStaff Earn Out Payment will be due.

(d)          Any capital contributions required to be made by Obligor pursuant to the requirements of this Agreement shall be provided to LTN Staffing not later than the Business Day prior to the date upon which the corresponding InStaff Earn Out Payment is due. Proceeds of any such capital contributions shall be contributed by Obligor directly to LTN Staffing unless otherwise agreed by Lender and such capital contribution shall otherwise be on terms reasonably acceptable to Lender.

(e)          LTN Staffing and Obligor shall jointly notify Lender in writing of funding of any capital contribution promptly (and in any event on the same day) upon the occurrence thereof.

3.          Event of Default; Lender’s Enforcement Rights. Borrowers and Obligor acknowledge and agree that failure by Obligor to comply with any of the requirements of this Agreement, including, without limitation, to promptly make any capital contribution payment required to be made by Obligor pursuant to Section 2 hereof, in addition to being a breach of this Agreement by Obligor shall be an immediate Event of Default under the Loan Documents. In addition, Obligor expressly agrees and acknowledges that its undertakings under this Agreement are for the direct benefit of Lender and that Lender shall be entitled to enforce this Agreement against Obligor, and shall be entitled to seek specific performance of such obligations, or otherwise exercise any and all remedies provided at law or in equity.

4.          Reinstatement. The obligations of Obligor hereunder shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any amount by Obligor pursuant to this Agreement is rescinded or otherwise must be restored or returned by any of Borrowers upon the insolvency, bankruptcy or reorganization of Obligor, or otherwise, all as though such payment had not been made.

5.          Successors and Assigns. This Agreement shall inure to the benefit of Lender, and its successors and assigns. This Agreement shall be binding on Borrowers, Obligor and their respective successors and assigns and estates, and shall continue in full force and effect until all of Borrowers’ obligations and liabilities to Lender are indefeasibly paid and performed in full and the Loan Agreement is terminated.

6.          No Waiver of Rights. No delay or failure on the part of Lender to exercise any right, power or privilege under this Agreement, or any of the other Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive to any rights or remedies provided by law. No notice to or demand on Obligor in any case shall entitle Obligor to any other or further notice or demand in the same, similar or other circumstance.

7.          Modification. The terms of this Agreement may be waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment, modification, waiver or other change of any of the terms of this Agreement shall be effective without the prior written consent of Lender.

8.          Costs and Expenses. Obligor agrees to pay on demand all costs and expenses incurred by or on behalf of Lender (including, without limitation, attorneys’ fees and expenses) in enforcing the obligations of Obligor under this Agreement.

9.          Severability. Whenever possible, each provision hereof will be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision will be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable. Upon any such determination that any term or other provision hereof is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible in the circumstances.

10.         Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, telexed or sent by overnight courier service or United States mail and shall be deemed to have been given, (a) if delivered in person, when delivered: (b) if delivered by telecopy or telex, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, one day after delivery to such courier properly addressed; or (d) if by U.S. Mail, four Business Days after depositing in the United States mail with postage prepaid and properly addressed. Notices shall be addressed as follows:

If to Obligor:	Taglich Private Equity, LLC
275 Madison Avenue
New York, NY 10016
Attn: Douglas E. Hailey
Fax: (212) 661-6826

If to Borrowers:	LTN Staffing, LLC
BG Staffing, LLC
BG Personnel Services, LP
BG Personnel, LP
B G Staff Services Inc.
14900 Landmark Blvd., Suite 300
Dallas, TX 75254
Attn: L. Allen Baker, Jr.
Fax: (972) 692-2444

If to Lender:	Fifth Third Bank
222 South Riverside Plaza, 32nd Floor
Chicago, IL 60606
Attn: Ingrid Deroubaix, Senior Vice President
Fax: (312) 704-2980

With a copy to.	Dykema Gossett PLLC
10 South Wacker Drive, Suite 2300
Chicago, IL 60606
Attn: Diana Y. Tsai
Fax: (312) 627-2302

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 10. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

11.         APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

12.         CONSENT TO JURISDICTION. OBLIGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO OBLIGOR AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

13.         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND LENDER IS RELYING ON THIS AGREEMENT IN CONNECTION WITH EXTENDING CREDIT TO BORROWERS, AND THAT EACH PARTY WILL CONTINUE TO RELY ON SUCH WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

14.         REPRESENTATION. OBLIGOR ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO HAVE THE ASSISTANCE OF COUNSEL IN CONNECTION WITH THIS AGREEMENT AND HAS EITHER CONSULTED WITH SUCH COUNSEL OR ELECTED NOT TO CONSULT.

15.         Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the words “Borrower” and “Borrowers” shall be so construed.

16.         New Additional Agreement. This Agreement is a new additional agreement, exists in conjunction with the API Capital Contribution Agreement and is not an amendment, restatement, replacement or substitution in any respect for the API Capital Contribution Agreement. The obligations and liabilities of Obligor and Borrowers under the API Capital Contribution Agreement are continuing (in addition to the obligations and liabilities of Obligor and Borrowers under this Agreement), and each of Obligor and each Borrower hereby reaffirms and confirms its respective obligations and liabilities under the API Capital Contribution Agreement in all respects.

17.         Management Fee Limitation.  Obligor hereby acknowledges the limitations imposed upon Borrowers by Section 9.6(c)(ii) of the Loan Agreement and agrees to comply with such limitations and not accept any payment of management fees from any Borrower which is not permitted by such Section.  In addition, Obligor further agrees that, even if otherwise permitted by Section 9.6(c)(ii) of the Loan Agreement, Obligor will not accept from any Borrower or Borrowers management fees in excess of (i) $43,750 in any fiscal quarter, and (ii) $175,000 in any fiscal year.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Capital Contribution Agreement as of the day and year first above written.

OBLIGOR:

TAGLICH PRIVATE EQUITY, LLC, a Delaware limited liability company

By:	/s/ Douglas E. Hailey
Name: Douglas E. Hailey
Title: Managing Member

BORROWERS:

LTN STAFFING, LLC, a Delaware limited liability company

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

BG STAFFING, LLC, a Delaware limited liability company

By:	LTN Staffing, LLC, a Delaware limited liability company
Its:	Sole Member

	By:	/s/ L. Allen Baker, Jr.
	Name:	L. Allen Baker, Jr.
	Title:	President and Chief Executive Officer

BG PERSONNEL SERVICES, LP, a Texas limited partnership

By:	BG Staffing, LLC, a Delaware limited liability company
Its:	General Partner

	By:	LTN Staffing, LLC, a Delaware limited liability company
	Its:	Sole Member

		By:	/s/ L. Allen Baker, Jr.
		Name:	L. Allen Baker, Jr.
		Title:	President and Chief Executive Officer

BG PERSONNEL, LP, a Texas limited partnership

By:	BG Staffing, LLC, a Delaware limited liability company
Its:	General Partner

	By:	LTN Staffing, LLC, a Delaware limited liability company
	Its:	Sole Member

		By:	/s/ L. Allen Baker, Jr.
		Name:	L. Allen Baker, Jr.
		Title:	President and Chief Executive Officer

B G STAFF SERVICES INC., a Texas corporation

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

LENDER:

FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with Fifth Third Bank, a Michigan banking corporation

By:	/s/ Ingrid H. Deroubaix
Name:	Ingrid H. Deroubaix
Title:	Senior Vice President